Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Third Quarter Results

Sarasota, Florida, October 27, 2020 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the third quarter ended September 30, 2020.

Third quarter GAAP and adjusted revenue increased 1% to $1.37 billion and organic revenue decreased 3%. GAAP gross margin was 64.1% while adjusted gross margin was 64.2%. GAAP diluted earnings per share (“DEPS”) was $2.21 and adjusted DEPS was $3.17.

EBITDA increased 1% to $501 million and EBITDA margin decreased 10 basis points to 36.6%. GAAP operating cash flow decreased 66% to $138 million. Adjusted operating cash flow increased 12% to $454 million and adjusted free cash flow increased 14% to $442 million.

"We are very pleased with the continued strong execution by our business leaders this quarter," said Neil Hunn, Roper’s President and CEO. "We once again benefited from our diverse and resilient portfolio, and saw improvement across many businesses. Importantly, we have seen an accelerated shift towards SaaS solutions and an expansion of our software networks. Notably, our laboratory software businesses and Verathon’s video intubation solutions have been on the front lines of the battle against COVID-19.”

"We successfully deployed $5.8 billion over the past few months, led by our acquisition of Vertafore last month. These niche software acquisitions continue Roper’s long-term transformation by enhancing the quality and resilience of our portfolio, increasing our mix of recurring revenue, and further strengthening our ability to consistently compound cash flow. We are well positioned for a strong fourth quarter and a great 2021," concluded Mr. Hunn.

Increasing 2020 Guidance

The Company now expects full year adjusted DEPS of $12.55 - $12.65, compared to previous guidance of $11.90 - $12.40.

For the fourth quarter of 2020, the Company expects adjusted DEPS of $3.39 - $3.49.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Tuesday, October 27, 2020. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 10148216.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue, Gross Profit and EBITDA Reconciliation ($M)

	Q3 2019	Q3 2020		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,354	$1,366		1%
Purchase accounting adjustment to acquired deferred revenue	3	3	A
Adjusted Revenue	$1,358	$1,369		1%

Components of Adjusted Revenue Growth
Organic				(3)%
Acquisitions/Divestitures				3%
Foreign Exchange				—%
Rounding				1%
Total Adjusted Revenue Growth				1%

Adjusted Gross Profit Reconciliation
GAAP Gross Profit	$874	$876
Purchase accounting adjustment to acquired deferred revenue	3	3	A
Adjusted Gross Profit	$877	$879		—%

GAAP Gross Margin	64.5%	64.1%		(40 bps)
Adjusted Gross Margin	64.6%	64.2%		(40 bps)

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$278	$234
Taxes	60	69
Interest Expense	49	62
Depreciation	12	13
Amortization	94	117
EBITDA	$493	$495		—%

Purchase accounting adjustment to acquired deferred revenue and commission expense	3	3	A
Transaction-related expenses for completed acquisitions and divestiture	2	3	B
Adjusted EBITDA	$498	$501		1%
% of Adjusted Revenue	36.7%	36.6%		(10 bps)

Table 2: Adjusted DEPS Reconciliation C

	Q3 2019	Q3 2020		V %
GAAP DEPS	$2.64	$2.21		(16)%
Purchase accounting adjustment to acquired deferred revenue and commission expense	0.02	0.02	A
Transaction-related expenses for completed acquisitions and divestiture	0.02	0.08	B
Amortization of acquisition-related intangible assets D	0.70	0.86
Adjustment to income tax expense related to the gain on sale of Scientific Imaging businesses	0.01	—
Adjustment to previously recognized deferred tax expense related to new deal structure for divestiture of Gatan	(0.10)	—
Adjusted DEPS	$3.29	$3.17		(4)%

Table 3: Adjusted Cash Flow Reconciliation ($M)

	Q3 2019	Q3 2020	V %
Operating Cash Flow	$404	$138	(66)%
Cash taxes paid on sale of Gatan	—	192
Deferred tax payments E	—	124
Adjusted Operating Cash Flow	404	454	12%
Capital Expenditures	(14)	(8)
Capitalized Software Expenditures	(3)	(5)
Adjusted Free Cash Flow	$387	$442	14%

Table 4: Forecasted Adjusted DEPS Reconciliation C

	Q4 2020		FY 2020
	Low End	High End	Low End	High End
GAAP DEPS	$2.36	$2.46	$8.92	$9.02
Purchase accounting adjustment to acquired deferred revenue and commission expense A	0.03	0.03	0.07	0.07
Restructuring charge associated with certain Process Technologies businesses	—	—	0.10	0.10
Transaction-related expenses for completed acquisitions B	—	—	0.09	0.09
Amortization of acquisition-related intangible assets D	1.00	1.00	3.37	3.37
Adjusted DEPS	$3.39	$3.49	$12.55	$12.65

A.	2020 actual results and forecast of estimated acquisition-related fair value adjustments to deferred revenue and commission expense related to the acquisitions of Foundry, iPipeline, and Vertafore as shown below ($M, except per share data).
		Q3 2019A	Q3 2020A	Q4 2020E	FY 2020E
	Pretax	$3	$3	$3	$10
	After-tax	$2	$2	$3	$8
	Per Share	$0.02	$0.02	$0.03	$0.07

B.	Transaction-related expenses for the Vertafore, IFS, and WELIS acquisitions ($3M pretax, $2M after-tax), and associated bridge financing origination fee ($7M pretax, $6M after-tax).

C.	All Q3'19 and 2020 adjustments taxed at 21%.

D.	Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 21% applied to amortization.
		Q3 2019A	Q3 2020A	Q4 2020E	FY 2020E
	Pretax	$93	$116	$134	$450
	After-tax	$73	$91	$106	$356
	Per share	$0.70	$0.86	$1.00	$3.37

E.	$124M of income tax payments that were deferred into the third quarter of 2020.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, the prospects for newly acquired businesses to be integrated and contribute to future growth, and profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include the effects of the COVID-19 pandemic on our business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, risks related to political instability, armed hostilities, incidents of terrorism, public health crisis (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with litigation, including asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	September 30, 2020	December 31, 2019
ASSETS:

Cash and cash equivalents	$302.1	$709.7
Accounts receivable, net	773.4	791.6
Inventories, net	214.9	198.6
Income taxes receivable	43.1	18.5
Unbilled receivables	249.9	183.5
Other current assets	122.8	97.6
Total current assets	1,706.2	1,999.5

Property, plant and equipment, net	146.6	139.9
Goodwill	14,158.6	10,815.4
Other intangible assets, net	7,122.5	4,667.7
Deferred taxes	95.1	95.6
Other assets	423.0	390.8
Total assets	$23,652.0	$18,108.9

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$173.1	$162.0
Accrued compensation	251.5	240.1
Deferred revenue	868.1	831.8
Other accrued liabilities	409.3	346.2
Income taxes payable	35.1	215.1
Current portion of long-term debt, net	602.8	602.2
Total current liabilities	2,339.9	2,397.4

Long-term debt, net of current portion	9,101.2	4,673.1
Deferred taxes	1,563.9	1,108.1
Other liabilities	486.1	438.4
Total liabilities	13,491.1	8,617.0

Common stock	1.1	1.1
Additional paid-in capital	2,069.9	1,903.9
Retained earnings	8,349.4	7,818.0
Accumulated other comprehensive loss	(241.4)	(212.8)
Treasury stock	(18.1)	(18.3)
Total stockholders' equity	10,160.9	9,491.9

Total liabilities and stockholders' equity	$23,652.0	$18,108.9

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net revenues	$1,366.1	$1,354.5	$4,021.8	$3,972.0
Cost of sales	490.2	480.9	1,445.4	1,437.8
Gross profit	875.9	873.6	2,576.4	2,534.2

Selling, general and administrative expenses	508.3	488.4	1,526.0	1,434.2
Income from operations	367.6	385.2	1,050.4	1,100.0

Interest expense, net	62.3	48.8	155.2	137.6
Other income (expense), net	(2.2)	1.5	(3.4)	(2.6)
Gain on disposal of business	—	—	—	119.6

Earnings before income taxes	303.1	337.9	891.8	1,079.4

Income taxes	68.7	60.4	197.9	182.6

Net earnings	$234.4	$277.5	$693.9	$896.8

Net earnings per share:
Basic	$2.24	$2.67	$6.64	$8.64
Diluted	$2.21	$2.64	$6.57	$8.54

Weighted average common shares outstanding:
Basic	104.7	104.0	104.5	103.8
Diluted	105.9	105.2	105.6	105.0

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$447.9		$405.4		$1,251.4		$1,177.2
Network Software & Systems	430.2		391.2		1,290.4		1,103.7
Measurement & Analytical Solutions	367.9		398.3		1,097.0		1,208.5
Process Technologies	120.1		159.6		383.0		482.6
Total	$1,366.1		$1,354.5		$4,021.8		$3,972.0

Gross profit:
Application Software	$307.6	68.7%	$275.4	67.9%	$851.8	68.1%	$791.5	67.2%
Network Software & Systems	287.1	66.7%	271.9	69.5%	865.1	67.0%	763.6	69.2%
Measurement & Analytical Solutions	218.4	59.4%	234.7	58.9%	654.5	59.7%	706.1	58.4%
Process Technologies	62.8	52.3%	91.6	57.4%	205.0	53.5%	273.0	56.6%
Total	$875.9	64.1%	$873.6	64.5%	$2,576.4	64.1%	$2,534.2	63.8%

Operating profit*:
Application Software	$125.6	28.0%	$110.1	27.2%	$336.6	26.9%	$299.9	25.5%
Network Software & Systems	134.3	31.2%	137.5	35.1%	403.6	31.3%	392.0	35.5%
Measurement & Analytical Solutions	122.5	33.3%	127.0	31.9%	359.5	32.8%	375.4	31.1%
Process Technologies	31.5	26.2%	55.5	34.8%	91.7	23.9%	162.8	33.7%
Total	$413.9	30.3%	$430.1	31.8%	$1,191.4	29.6%	$1,230.1	31.0%

*Segment operating profit is before unallocated corporate general and administrative expenses; these expenses were $46.3 and $44.9 for the three months ended September 30, 2020 and 2019, respectively, and $141.0 and $130.1 for the nine months ended September 30, 2020 and 2019, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net earnings	$693.9	$896.8
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	38.3	35.9
Amortization of intangible assets	319.8	263.2
Amortization of deferred financing costs	7.4	5.2
Non-cash stock compensation	88.4	80.4
Gain on disposal of business, net of associated income tax	—	(87.4)
Income tax provision, excluding tax associated with gain on disposal of businesses	197.9	150.4
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	126.1	52.1
Unbilled receivables	(49.1)	(26.6)
Inventories	(15.2)	(25.2)
Accounts payable and accrued liabilities	53.3	(59.2)
Deferred revenue	(57.5)	26.5
Cash tax paid for gain on disposal of businesses	(201.9)	(39.4)
Cash income taxes paid, excluding tax associated with gain on disposal of businesses	(236.1)	(255.0)
Other, net	(14.4)	(22.1)
Cash provided by operating activities	950.9	995.6

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(5,653.3)	(2,351.9)
Capital expenditures	(23.0)	(42.2)
Capitalized software expenditures	(9.8)	(7.7)
Proceeds from (used in) disposal of businesses	(4.2)	220.5
Other, net	(2.7)	(2.5)
Cash used in investing activities	(5,693.0)	(2,183.8)

Cash flows from (used in) financing activities:
Proceeds from senior notes	3,300.0	1,200.0
Borrowings (payments) under revolving line of credit, net	1,160.0	60.0
Debt issuance costs	(42.0)	(12.0)
Cash dividends to stockholders	(160.0)	(143.5)
Proceeds from stock-based compensation, net	72.5	38.8
Treasury stock sales	7.3	5.2
Other	(1.4)	3.6
Cash flows from financing activities	4,336.4	1,152.1

Effect of foreign currency exchange rate changes on cash	(1.9)	(5.3)

Net decrease in cash and cash equivalents	(407.6)	(41.4)

Cash and cash equivalents, beginning of period	709.7	364.4

Cash and cash equivalents, end of period	$302.1	$323.0